Exhibit 16.1

October 12, 2022

Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, D.C. 20549

Re:	Network-1 Technologies, Inc. Commission File Number 1-15288

Dear Sir or Madam:

We have read the statements made by Network-1 Technologies, Inc. under Item 4.01 of its Form 8-K dated October 12, 2022. We agree with the statements concerning our firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Network-1 Technologies Inc. contained therein.

Very truly yours,

/s/ Friedman LLP

New York, NY